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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2006 relating to the financial statements and financial statement schedules, which appears in Brandywine Operating Partnership, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 3, 2006